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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

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                                    FORM 8-K

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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): July 21, 2002

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                                 WorldCom, Inc.
             (Exact Name of Registrant as Specified in its Charter)

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     Georgia                        0-11258                       58-1521612
 (State or Other            (Commission File Number)            (IRS Employer
  Jurisdiction                                               Identification No.)
of Incorporation)


500 Clinton Center Drive, Clinton, Mississippi                      39056
   (Address of Principal Executive Offices)                      (Zip Code)



        Registrant's telephone number, including area code (601) 460-5600

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ITEM 3.    BANKRUPTCY OR RECEIVERSHIP.

           On July 21, 2002, WorldCom, Inc. (the "Company") and certain of its direct and indirect U.S. subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case No. 02-13533).
The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as "debtors-in-possession" pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

           On July 21, 2002, the Company and certain of its direct and indirect U.S. subsidiaries received commitments to arrange for up to $2 billion debtor-in-possession ("DIP") revolving credit facility, subject to the satisfaction of certain conditions precedent. The DIP facility is led by Citibank, N.A., JP Morgan Chase Bank and General Electric Capital Corporation.

           A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           (c)     Exhibits.

                   Exhibit No.          Description of Exhibit
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                   99.1                 Press Release dated July 21, 2002.

















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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WORLDCOM, INC.

                                       By: /s/ Michael H. Salsbury
                                           -----------------------------------
                                           Name: Michael H. Salsbury
                                           Title: General Counsel

Dated: July 21, 2002

















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                                  EXHIBIT INDEX


     Exhibit No.                             Description
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        99.1                      Press Release dated July 21, 2002.
















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